UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2017

Vivint Solar, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36642 (Commission File Number)	45-5605880 (IRS Employer Identification No.)

1800 West Ashton Blvd.
Lehi, Utah 84043
(Address of principal executive offices, including zip code)

(877) 404-4129
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On March 16, 2017, the Company issued a press release reporting its financial results for the fourth quarter and fiscal year ended December 31, 2016. A copy of the press release is furnished herewith as Exhibit 99.1.

The Company makes reference to non-GAAP financial measures in the press release, and includes information regarding such measures in the press release.

The Company also provided a memorandum outlining Vivint Solar, Inc.’s methodology for estimating its cost per watt for installing solar energy systems that was updated for its financial results for the fourth quarter and fiscal year ended December 31, 2016. The memorandum is available on the investor relations page of the Company’s website.

The information furnished in this Current Report under Item 2.02 and the exhibit attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibit is deemed to have been furnished to, but not filed with, the Securities and Exchange Commission:
Exhibit Number	Description
99.1	Vivint Solar, Inc. press release dated March 16, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vivint Solar, Inc.

By:	/s/ DANA RUSSELL Dana Russell Chief Financial Officer
and Executive Vice President

Date: March 16, 2017

EXHIBIT INDEX

Exhibit Number	Description
99.1	Vivint Solar, Inc. press release dated March 16, 2017